Exhibit 99.1

Investor Relations

Bruce Lancaster /V.P., CFO

NEWS RELEASE

O. I. CORPORATION ANNOUNCES

STOCK OPTION REVIEW; PRESIDENT AND

CEO PLACED ON ADMINISTRATIVE LEAVE

College Station, Texas, January 22, 2007. O.I. Corporation (NASDAQ: OICO) announced today that, at the request of its Board of Directors and its president and chief executive officer, it is conducting a voluntary internal review of the company’s historical stock option grants, stock option exercises and related option and compensation procedures and certain accounting matters. This review will be performed at the direction of a special committee of the company’s Board of Directors that is comprised of three independent directors, each of whom joined the Board in 2006. The special committee has been given complete authority and all powers necessary to conduct this review. The special committee has also engaged outside legal counsel and other outside consultants to assist it in performing its duties. The company voluntarily disclosed to the Securities and Exchange Commission that it is undertaking this review and intends to fully cooperate with the SEC. The company expects to incur significant legal and professional fees associated with the independent committee’s review.

Because the review was only recently initiated and is ongoing, O. I. Corporation is currently unable to determine whether there are any accounting adjustments that may be required as a result of this review or the extent of any improper activities that might have occurred. The company will provide a public statement once its review is complete, or sooner if the company determines that such a statement would be warranted.

The company currently anticipates that this review should be completed before April 2, 2007, the due date for its Annual Report on Form 10-K for the year ended December 31, 2006 to be filed with the Securities and Exchange Commission. However, if the review uncovers any significant issues, then the company’s Annual Report on Form 10-K could be delayed until the completion of the review.

While the company undertakes this review, the Board of Directors has decided to suspend the company’s ongoing stock repurchase program. Following the completion of this review, the company will announce its intentions regarding the stock repurchase program.

In addition, the company announced that on January 21, 2007, William W. Botts voluntarily agreed to be placed on paid administrative leave from his position as President and Chief Executive Officer, and as a member of the Board of Directors, of O. I. Corporation. Mr. Botts will remain on administrative leave pending the results of the review of the company’s stock option practices. The Board of Directors appointed director Raymond E. Cabillot to succeed Mr. Botts as Chairman of the Board of the company. In addition, the Board of Directors appointed J. Bruce Lancaster, the company’s Vice President and Chief Financial Officer, as corporate secretary to succeed Jane Smith, who has been placed on administrative leave pending the results of the stock option review.

O. I. Corporation further announced that its Board of Directors appointed Richard WK Chapman, a member of the Board of Directors, as Acting Chief Executive Officer and appointed Donald P. Segers, the Vice President/General Manager of the company’s CMS subsidiary, as Acting President.

Dr. Chapman has served on the Board of Directors of O. I. Corporation since August 2001. Dr. Segers joined the company in July 1997 as a Senior Research Scientist. He was promoted to Program Manager in October 1998. In September 2000, he was promoted to General Manager, and in February 2001, he was named Vice President/General Manager.

About O.I. Corporation:

O.I. Corporation (d.b.a. OI Analytical) provides innovative products for chemical analysis. The company develops, manufactures, sells, and services analytical instrumentation that detects, measures, analyzes, and monitors chemicals in liquids, solids, and gases. The company provides products used to digest, extract, and separate components of chemical mixtures. The company provides application-specific solutions for the environmental, defense, pharmaceutical, food, beverage, petrochemical, chemical, semiconductor, power generation, and HVAC industries. Headquartered in College Station, Texas, the company’s products are sold world-wide by direct sales, independent sales representatives, and distributors.

Forward Looking Statements Disclaimer:

This press release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events, or developments that the Company expects, believes, or anticipates will or may occur in the future, are forward looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.